UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2012

P.F. Chang’s China Bistro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 888-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously reported, on May 1, 2012, P.F. Chang’s China Bistro, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of June 22, 2012 (as so amended, the “Merger Agreement”) with Wok Parent LLC, a Delaware limited liability company (“Parent”), and Wok Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, on July 2, 2012, Purchaser commenced a tender offer (the “Offer”) on May 15, 2012 to acquire all outstanding shares of common stock, $0.001 par value per share, of the Company (the “Shares”) at a purchase price of $51.50 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes.

On July 2, 2012, Purchaser and certain of its affiliates announced the completion of the Offer. Also on July 2, 2012, because Parent then owned more than 90% of the outstanding Shares, in accordance with the Merger Agreement and as permitted by applicable law, Purchaser merged with and into the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), (i) the Company was the surviving corporation in the Merger and now is a wholly-owned subsidiary of Parent, and (ii) each outstanding Share not validly tendered, accepted for payment and paid for pursuant to the Offer, other than Shares owned by the Company as treasury stock, by Parent or Purchaser, or by stockholders of the Company who validly exercise their appraisal rights in accordance with Section 262 of the Delaware General Corporation Law, as amended (the “DGCL”), was converted into the right to receive $51.50 per Share, net in cash, without interest thereon and less any required withholding taxes. Following the Effective Time, the Shares were delisted from the NASDAQ Global Select Market, and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”) on account of the Shares.

Item 1.01.	Entry into a Material Definitive Agreement.

1.	Senior Secured Credit Facilities

On July 2, 2012, in connection with the Merger, the Company entered into a credit agreement and related security and other agreements for (a) a $305.0 million senior secured term loan facility (the “Term Loan Facility”) and (b) a $75.0 million senior secured revolving loan facility (the “Revolving Facility” and, together with the Term Loan Facility, the “Senior Credit Facilities”) with certain lenders, Wells Fargo Bank, National Association, as administrative agent, and Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and Barclays Bank PLC as joint lead arrangers and joint bookrunners.

In addition to borrowings upon prior notice, the Revolving Facility includes borrowing capacity in the form of letters of credit of up to $35.0 million at any time outstanding and borrowings on same-day notice, referred to as swing line loans, of up to $10.0 million at any time outstanding. The credit agreement governing the Senior Credit Facilities also permits the Company to request additional tranches of term loans and/or revolving commitments and/or increase commitments under the Revolving Facility and/or the Term Loan Facility in an aggregate amount not to exceed the sum of (a) $75.0 million plus (b) in the case of any such tranche or commitment increase that serves to effectively extend the maturity of the Term Loan Facility and/or the Revolving Facility, an amount equal to the reductions in the Term Loan Facility and/or the Revolving Facility to be replaced thereby plus (c) an unlimited amount at any time, subject to compliance on a pro forma basis with a net senior secured lease-adjusted leverage ratio of 4.00:1.00. The availability of such additional capacity is subject to, among other things, the absence of any default under the credit agreement governing the Senior Credit Facilities and receipt of commitments from existing lenders or other financial institutions.

Interest Rate and Fees. Borrowings under the Senior Credit Facilities bear interest at a rate per annum equal to an applicable margin plus, at the Company’s option, either (a) a base rate determined by reference to the highest of (i) the prime rate of Wells Fargo Bank, National Association, (ii) the federal funds effective rate plus 0.50% and (iii) a LIBOR rate determined by reference to the cost of funds for Eurodollar deposits for an interest period of one-month (which, in the case of the Term Loan Facility only, will be no less than 1.25%) adjusted for certain reserve requirements, plus 1.00% or (b) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing adjusted for certain reserve requirements, which, in the case of the Term Loan Facility only, will be no less than 1.25%. The applicable margin for borrowings under the Term Loan Facility is initially 4.00% with respect to base rate borrowings and 5.00% with respect to LIBOR borrowings. The applicable margin for borrowings under the Revolving Facility is initially 3.75% with respect to base rate borrowings and 4.75% with respect to LIBOR borrowings. The applicable margins for borrowings under the Revolving Facility and the Term Loan Facility are subject to one 0.25% step-down based upon the Company’s net senior secured lease-adjusted leverage ratio at the end of each fiscal quarter, commencing with the first fiscal quarter ending after the closing date.

In addition to paying interest on outstanding principal under the Senior Credit Facilities, the Company is required to pay customary agency fees, a commitment fee in respect of the unutilized commitments under the Revolving Facility of 0.50% per annum and certain fees in respect of letters of credit issued under the Revolving Facility.

Mandatory Prepayments. The credit agreement governing the Senior Credit Facilities requires the Company to pay, subject to certain exceptions, outstanding term loans with:

•	50% (subject to step-downs to 25% and 0% based upon the Company’s net senior secured lease-adjusted leverage ratio) of annual excess cash flow;

•	100% of the net cash proceeds of certain non-ordinary course asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of the incurrence or issuance of certain debt, other than the net cash proceeds of certain debt permitted under the Senior Credit Facilities.

Voluntary Prepayments. The Term Loan Facility includes “call protection” pursuant to which any voluntary prepayment of, or amendment to, the Term Loan Facility in connection with a “repricing transaction” (other than in connection with a change of control) on or prior to the date that is 12 months after the closing date will be subject to a call premium of 1.00%. Otherwise, the Company is permitted to voluntarily prepay any outstanding loans under the Senior Credit Facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity. The Term Loan Facility requires the Company to make scheduled quarterly payments of 0.25% of the original principal amount of the Term Loan Facility, with the balance due on the seventh anniversary of the closing date. The Revolving Facility does not require any scheduled amortization. Any principal amount outstanding under the Revolving Facility will be due and payable on the fifth anniversary of the closing date.

Guarantees and Security. All obligations under the Senior Credit Facilities are unconditionally guaranteed by Wok Holdings Inc., the Company’s direct parent (“Holdings”), Parent and certain of Parent’s direct and indirect domestic subsidiaries. All obligations under the Senior Credit Facilities, and the guarantees thereof, are secured, subject to certain exceptions, by substantially all of the assets of the Company and each of the guarantors, including:

•

a first-priority pledge of all of the capital stock of each subsidiary of the Company or any guarantor (which pledge, in the case of the capital stock of certain foreign subsidiaries, is limited to 65% of such capital stock); and

•	a first-priority security interest in substantially all of the Company’s and the guarantors’ tangible and intangible assets.

In connection with the foregoing arrangements, the guarantors entered into a Guaranty, dated July 2, 2012, and the Company and the guarantors entered into a Security Agreement, dated July 2, 2012.

Certain Other Provisions. The credit agreement governing the Senior Credit Facilities contains a number of covenants that, among other things (and subject to certain exceptions), restrict the ability of Parent and its restricted subsidiaries, including the Company, to:

•	incur additional indebtedness;

•	pay dividends on the capital stock of Parent or redeem, repurchase or retire the capital stock of Parent;

•	make investments, acquisitions, loans and advances;

•

create restrictions on the ability of the non-guarantor restricted subsidiaries of Parent to pay dividends to the Company or any guarantor or on the ability of the Company or any guarantor to grant liens to secure the Senior Credit Facilities;

•	make capital expenditures;

•	engage in transactions with affiliates;

•	sell, transfer or otherwise dispose of assets, including capital stock of subsidiaries;

•	materially alter the business they conduct;

•	in the case of Parent, change its fiscal year;

•	consolidate, merge, liquidate or dissolve;

•	grant liens;

•	effect certain amendments to organizational documents;

•	make prepayments in cash on the Notes (as defined below) and certain material subordinated debt; and

•	dispose of or issue less than all of the capital stock of a wholly-owned subsidiary of Parent to third parties.

Parent is subject to a passive holding company covenant that limits its ability to engage in certain activities.

The Senior Credit Facilities also include a financial maintenance covenant, which requires the Company to maintain not more than a specified maximum net senior secured lease-adjusted leverage ratio at the end of each quarter.

In addition to the foregoing negative and financial covenants, the credit agreement governing the Senior Credit Facilities also contains certain customary representations and warranties, affirmative covenants and events of default (including upon a change of control).

2.	Indenture and 10.25% Senior Notes Due 2020

On June 29, 2012, Purchaser issued $300 million aggregate principal amount of its 10.25% senior notes due 2020 (the “Notes”) under an indenture, dated as of June 29, 2012 (the “Original Indenture”), among Purchaser and Wilmington Trust, National Association, as trustee (the “Trustee”). On July 2, 2012, following the Merger, the Company and certain guarantors (the “Guarantors”), entered into a supplemental indenture with the Trustee (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”) pursuant to which the Company assumed the obligations of Purchaser under the Indenture and the Notes and the Guarantors guaranteed the Notes.

The Notes will mature on June 30, 2020. The Company will pay interest on the Notes on June 30 and December 31 of each year, commencing on December 31, 2012. Interest on the Notes will accrue at a rate of 10.25% per annum.

Guarantees. The Notes are guaranteed on an unsecured senior basis by Holdings, Parent and Parent’s wholly-owned domestic subsidiaries that guarantee the Senior Credit Facilities.

Ranking. The Notes and related guarantees (the “Guarantees”) will rank senior in right of payment to all of the Company’s and the Guarantors’ existing and future subordinated indebtedness and will rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness, including the Senior Credit Facilities. The Notes and the Guarantees will be effectively subordinated to all of the Company’s and Guarantors’ existing and future secured debt, including the Senior Credit Facilities, to the extent of the value of the assets securing such debt. The Notes and the Guarantees will be structurally subordinated to all debt and other liabilities, including trade payables, of any of the Company’s subsidiaries that do not guarantee the Notes.

Mandatory Redemption; Offers to Purchase; Open Market Purchases. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase Notes as described under “Change of Control” and “Asset Sale Proceeds” below. The Company may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption. Prior to June 30, 2016, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but not including, the applicable redemption date and an Applicable Premium (as defined below) as of the date of redemption, subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date. The “Applicable Premium” means, with respect to any Note on any redemption date, the greater of: (a) 1.0% of the principal amount of such Note; and (b) the excess, if any, of (i) the present value at such redemption date of (A) the redemption price of such Note at June 30, 2016 (such redemption price being set forth in the table below), plus (B) all required interest payments due on such Note through June 30, 2016 (excluding accrued but unpaid interest to, but excluding, the redemption date), computed using a discount rate equal to the applicable treasury rate as of such redemption date plus 50 basis points; over (ii) the then outstanding principal amount of the Note.

On and after June 30, 2016, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on June 30 of the years indicated below:

Redemption Period	Price
2016	105.125%
2017	102.563%
2018 and thereafter	100.000%

In addition, at any time and from time to time on or prior to June 30, 2015, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of any additional Notes) with the net cash proceeds of one or more equity offerings by the Company at a redemption price (expressed as a percentage of principal amount) of 110.250%, plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of any additional Notes) must remain outstanding after each such redemption; provided further that such redemption occurs within 90 days after the closing of such equity offering.

Change of Control. If a change of control occurs, unless the Company has exercised its right to redeem all the Notes as described above under “Optional Redemption,” each holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Asset Sale Proceeds. If Parent or any of its restricted subsidiaries causes or makes certain asset sales, Parent or its restricted subsidiary generally must, within specific periods of time, either prepay, repay or repurchase certain of its or its restricted subsidiaries’ indebtedness or make an offer to purchase a principal amount of the Notes and certain other debt equal to the excess net cash proceeds, or invest the net cash proceeds from such sales in additional assets. The purchase price of the Notes will be 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants. The Indenture contains covenants limiting the ability of Parent’s or any of its restricted subsidiaries to, among other things:

•	incur additional indebtedness or issue preferred stock;

•	pay dividends on or make other distributions on or repurchase Parent’s capital stock or make other restricted payments;

•	create restrictions on the payment of dividends or other amounts from Parent’s restricted subsidiaries to Parent’s other restricted subsidiaries;

•	make loans or investments;

•	enter into certain transactions with affiliates;

•	create liens;

•	designate Parent’s subsidiaries as unrestricted subsidiaries; and

•	sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of Parent’s, the Company’s or any Guarantor’s assets.

Events of Default. The Indenture also provides for customary events of default, including, without limitation, payment defaults, covenant defaults, cross acceleration defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency and judgment defaults in excess of specified amounts. If any such event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in principal amount of the total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 2, 2012, in connection with the Merger, the Company notified the NASDAQ Stock Market LLC (“Nasdaq”) of its intent to remove its Shares from listing on the NASDAQ Global Select Market and requested that Nasdaq file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister the Shares, which Nasdaq filed on such date. The Company intends to file with the SEC Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Shares on the NASDAQ Global Select Market was suspended as of the opening of trading on July 2, 2012.

Item 3.02.	Unregistered Sale of Equity Securities.

In order to complete the Merger, on July 2, 2012, pursuant to Section 1.4 of the Merger Agreement, Purchaser exercised its top-up option (the “Top-Up Option”) to purchase additional Shares, and the Company issued 17,000,000 Shares (the “Top-Up Shares”) to Purchaser, at a price of $51.50 per Share. Purchaser paid for the Top-Up Shares by delivery of cash equal to the aggregate par value of the Top-Up Shares and a promissory note having a principal amount equal to the aggregate purchase price pursuant to the Top-Up Option less the amount paid in cash. The Top-Up Shares, when added to the number of Shares directly or indirectly owned by Parent and Purchaser at the time of exercise of the Top-Up Option, represented more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares, which ensured that Purchaser and the Company could effect the Merger under applicable Delaware law. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Effective Time, each outstanding Share (other than Shares held by the Company, Parent, Purchaser or any subsidiary of the Company or Parent, or by stockholders of the Company who validly exercise their appraisal rights in accordance with Section 262 of the DGCL) was converted into the right to receive $51.50 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes.

Item 5.01.	Changes in Control of Registrant.

As a result of the acceptance of Shares in the Offer on July 2, 2012, a change of control of the Company occurred. Upon the effectiveness of the Merger, the Company became an indirect wholly-owned subsidiary of Parent. The disclosure under Item 3.01 is incorporated herein by reference. The total amount of the consideration payable in connection with the change of control transaction was approximately $1.1 billion. The funds used to consummate the Offer and the Merger were from equity contributions by Centerbridge Capital Partners II, L.P. and Centerbridge Capital Partners SBS II, L.P., proceeds received in connection with the Senior Credit Facilities and the issuance of the Notes, as described in Item 1.01 above, and available cash from the Company’s balance sheet.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, each member of the Company’s board of directors prior to the Merger voluntarily resigned from the Company’s board of directors effective as of the Effective Time. Pursuant to the terms of the Merger Agreement, on July 2, 2012, each of Jason Mozingo, Amar Doshi and Jeffrey Long became a member of the Company’s board of directors following the Effective Time. Richard L. Federico, one of the directors of the Company prior to the Merger, was re-appointed to the Company’s board of directors.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, following the Effective Time, the Company’s amended and restated certificate of incorporation in effect immediately prior to the Effective Time was amended and restated (the “Amended and Restated Charter”) to be in the form of the certificate of incorporation set forth as Exhibit B to the Merger Agreement. In addition, following the Effective Time, the Company’s amended and restated bylaws in effect immediately prior to the Effective Time were amended and restated (the “Amended and Restated Bylaws”) to be in the form of the bylaws set forth as Exhibit C to the Merger Agreement.

Copies of the Amended and Restated Charter and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to the Company’s Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
3.1	Second Amended and Restated Certificate of Incorporation of P.F. Chang’s China Bistro, Inc.
3.2	Second Amended and Restated Bylaws of P.F. Chang’s China Bistro, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2012	P.F. Chang’s China Bistro, Inc.

/s/ Mark D. Mumford
Mark D. Mumford Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
3.1	Second Amended and Restated Certificate of Incorporation of P.F. Chang’s China Bistro, Inc.
3.2	Second Amended and Restated Bylaws of P.F. Chang’s China Bistro, Inc.